Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Trip Tech, Inc. (the "Company") on Form 10-Q for the period ending May 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gene Thompson, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Gene Thompson
Gene Thompson,
President,
Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer

Dated: July 14, 2008